Exhibit 10.17

FORM OF INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) by and between Broad Street Realty, Inc., a Delaware corporation (“Broad Street”), and [                         ] (“Indemnitee”) is entered into as of                        , 20      (the “Effective Date”).

Recitals

A.     Broad Street believes it is essential to retain and attract qualified directors and officers.

B.     Indemnitee has agreed to serve, or to continue to serve, as a member of the Broad Street Board of Directors (“Board”), a director of a Broad Street affiliate, or an officer of Broad Street or an affiliate of Broad Street.

C.     Both Broad Street and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies.

D.     Broad Street’s Restated Certificate of Incorporation, as amended (the “Certificate”), and Broad Street’s Amended and Restated Bylaws (the “Bylaws”) require Broad Street to indemnify and advance expenses to its directors and officers to the fullest extent permitted by Delaware General Corporation Law, as amended (the “Code”).

E.     Indemnitee, in agreeing to serve, or continue to serve, as a director or an officer of Broad Street, is in part doing so in reliance on the indemnification provisions of the Certificate and the Bylaws.

F.     In recognition of Indemnitee’s need for (1) substantial protection against personal liability based on Indemnitee’s reliance on the Certificate, the Bylaws and the rights afforded under this Agreement, and (2) an inducement to provide effective services to Broad Street or an affiliate of Broad Street as a director or officer, Broad Street wishes to provide for the indemnification of Indemnitee and to advance expenses to Indemnitee to the fullest extent permitted by law, subject to certain exceptions contained in this Agreement, and, to the extent insurance is maintained by Broad Street, to provide for the continued coverage of Indemnitee under Broad Street’s directors’ and officers’ liability insurance policies.

Agreement

NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties, intending to be legally bound, agree as follows:

1.	CERTAIN DEFINITIONS.

1.1.	“Change in Control” means the occurrence of any of the following events:

(a)     Any “person” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as now in effect or as hereafter amended (the “Exchange Act”) (other than Broad Street, any trustee or other fiduciary holding securities under any employee benefit plan of Broad Street or any corporation owned, directly or indirectly, by the stockholders of Broad Street in substantially the same proportion as their ownership of stock of Broad Street), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Broad Street representing 50% or more of the combined voting power of Broad Street’s then outstanding Voting Securities;

(b)     During any period of twelve (12) consecutive months, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with Broad Street to effect a transaction described in clause (a), (c) or (d) hereof) whose election by the Board or nomination for election by Broad Street’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or actual threatened solicitation of proxies or consents by or on behalf of a person other than the Board;

(c)     The consummation of a merger or consolidation of Broad Street with any other entity or the issuance of Voting Securities in connection with a merger or consolidation of Broad Street (or any direct or indirect subsidiary thereof) pursuant to applicable exchange requirements, other than (A) a merger or consolidation which would result in the Voting Securities of Broad Street outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving or parent entity) at least 50.1% of the combined voting power of the Voting Securities of Broad Street or such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of Broad Street (or similar transaction) in which no “person” (as defined in clause (a) above) is or becomes the beneficial owner, directly or indirectly, of securities of Broad Street representing 50% or more of either of the then outstanding shares of common stock of Broad Street, or the combined voting power of Broad Street’s then outstanding Voting Securities; or

(d)     The consummation of a sale or disposition by Broad Street of all or substantially all of Broad Street’s assets (or any transaction or series of transactions within a period of twelve (12) months ending on the date of the last sale or disposition having a similar effect).

1.2.      “Expenses” will be broadly construed and will include, without limitation, all direct and indirect costs of any type or nature whatsoever (including, without limitation, judgments, fines or penalties and all attorneys’, witness, or other professional fees and related disbursements, and other out-of-pocket costs of whatever nature), actually and reasonably incurred by Indemnitee in connection with the investigation, defense or appeal of a Proceeding, participation in a Proceeding as a witness or establishing or enforcing a right to indemnification under this Agreement, the Code or otherwise, and amounts paid in settlement by or on behalf of Indemnitee, but will not include any judgments, fines or penalties actually levied against Indemnitee for such individual’s violations of law.

1.3.     “Independent Legal Counsel” means an attorney or firm of attorneys, selected in accordance with the provisions of Section 5, who have not otherwise performed services for Broad Street (or for any entity that as of the time of selection of the attorney or firm of attorneys is controlled by, controlling or under common control with Broad Street) or Indemnitee within the last three years (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements).

1.4.      “Proceeding” means and includes, without limitation, any threatened, pending, or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing, whether brought in the right of or by Broad Street or otherwise and whether of a civil, criminal, administrative or investigative nature, and whether formal or informal in any case, in which Indemnitee was, is or will be involved as a party or otherwise by reason of the fact that:

(a)     Indemnitee is or was a director, officer, employee or agent of Broad Street;

(b)     Indemnitee took an action while acting as a director, officer, employee or agent of Broad Street; or

(c)     Indemnitee is or was serving at the request of Broad Street as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, including as a deemed fiduciary thereto, and in any such case described above, whether or not serving in any such capacity at the time any Expense is incurred for which indemnification, reimbursement, or advancement of Expenses may be provided under this Agreement.

For the avoidance of doubt, an action by Indemnitee to enforce Indemnitee’s rights to indemnification under this Agreement will be a “Proceeding” for purposes of this Agreement.

1.5.     “Voting Securities” means any securities of Broad Street which vote generally in the election of directors.

2.	SERVICES TO BROAD STREET.

Indemnitee will serve, at the will of Broad Street or under separate contract, if any such contract exists, as a director or officer of Broad Street or of an affiliate of Broad Street (including, but not limited to, any employee benefit plan of Broad Street) faithfully and to the best of Indemnitee’s ability so long as Indemnitee: (a) remains an officer or director of Broad Street or an affiliate of Broad Street; and (b) if an employee of Broad Street or an affiliate of Broad Street, remains employed by Broad Street or such affiliate. Indemnitee may at any time and for any reason resign from such position (subject to any contractual obligation that Indemnitee may be subject to apart from this Agreement), and Broad Street or any affiliate of Broad Street will have no obligation under this Agreement to continue Indemnitee in any such position.

3.	INDEMNITY OF INDEMNITEE.

Broad Street will hold harmless and indemnify Indemnitee to the fullest extent authorized or permitted by the Code, as the same may be amended from time to time (but only to the extent that such amendment permits Broad Street to provide broader indemnification rights than the Bylaws, the Certificate or the Code permitted prior to adoption of such amendment). These obligations and the other obligations of Broad Street in this Agreement apply regardless of whether the conduct giving rise to the obligations occurred before or occur after the date this Agreement is executed. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding or in defense of any issue or matter therein, Indemnitee will be indemnified against all Expenses incurred in connection therewith. For these purposes, Indemnitee will be deemed to have been “successful on the merits” upon termination of any Proceeding or of any claim, issue or matter therein, by the winning of a motion to dismiss (with or without prejudice), motion for summary judgment, or settlement (with or without court approval).

4.	PARTIAL INDEMNIFICATION.

Indemnitee will be entitled under this Agreement to indemnification by Broad Street for a portion of the Expenses that Indemnitee becomes legally obligated to pay in connection with any Proceeding even if not entitled hereunder to indemnification for the total amount thereof, and Broad Street will indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

5.	DETERMINATION OF ENTITLEMENT; CHANGE IN CONTROL.

(a)     If there is a Change in Control of Broad Street then, with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnification (including, but not limited to, any right to advancement of Expenses) under this Agreement, any other agreement with Broad Street providing for indemnification, the Certificate, the Bylaws and applicable law (collectively, the “Indemnification Provisions”) as now or hereafter in effect, Independent Legal Counsel may be selected by Indemnitee and approved by Broad Street (which approval will not be unreasonably withheld or delayed). Such Independent Legal Counsel will render its written opinion within 90 days to Broad Street and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under the Indemnification Provisions before and after the completion of the Change in Control and such opinion will be binding upon Broad Street and Indemnitee. Broad Street will pay the reasonable fees and expenses of the Independent Legal Counsel referred to above and will fully indemnify such counsel against any and all Expenses arising out of or relating to this Agreement or its engagement under this Agreement.

(b)     In making any determination concerning Indemnitee’s right to indemnification, there will be a presumption that Indemnitee has satisfied the applicable standard of conduct, and Broad Street may overcome such presumption only by its adducing clear and convincing evidence to the contrary. Any determination by Broad Street (including without limitation by its directors or its stockholders) concerning Indemnitee’s right to indemnification that is adverse to Indemnitee may be challenged by Indemnitee in the Court of Chancery of the State of Delaware. No determination by Broad Street (including without limitation by its directors or its stockholders) that Indemnitee has not satisfied any applicable standard of conduct will be a defense to any claim by Indemnitee for indemnification or reimbursement or advance payment of Expenses by Broad Street hereunder or create a presumption that Indemnitee has not met any applicable standard of conduct.

(c)     If the person or persons so empowered to make a determination under Section 5(b) fail to make the requested determination within ninety (90) days after any judgment, order, settlement, dismissal, arbitration award, conviction, acceptance of a plea of nolo contendere or its equivalent, or other disposition or partial disposition of any Proceeding or any other event that could enable Broad Street to determine Indemnitee’s entitlement to indemnification, the requisite determination that Indemnitee is entitled to indemnification will be deemed to have been made.

6.	NOTIFICATION AND DEFENSE OF CLAIM.

As promptly as practicable, but in any event not later than thirty (30) days after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee will, if a claim in respect thereof is to be made against Broad Street under this Agreement, notify Broad Street of the commencement thereof, provided that the failure so to notify Broad Street will not relieve Broad Street from any liability which it may have to Indemnitee under this Agreement or otherwise. With respect to any such Proceeding as to which Indemnitee notifies Broad Street of the commencement thereof:

(a)     Broad Street will be entitled to participate in the Proceeding at its own expense;

(b)     except as otherwise provided below, Broad Street may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense thereof, with counsel reasonably satisfactory to Indemnitee. After notice from Broad Street to Indemnitee of its election to assume the defense thereof, Broad Street will not be liable to Indemnitee under this Agreement for any Expenses subsequently incurred by Indemnitee in connection with the defense thereof except for reasonable costs of investigation or otherwise as provided below. Indemnitee will have the right to employ separate counsel in such Proceeding but the Expenses of such counsel incurred after notice from Broad Street of its assumption of the defense thereof will be at the expense of Indemnitee; provided, however, that the Expenses of Indemnitee’s separate counsel will be borne by Broad Street if (i) the employment of separate counsel by Indemnitee has been authorized by Broad Street and Broad Street has agreed in writing to bear such Expenses, (ii) Indemnitee reasonably will have concluded that there may be a conflict of interest between Broad Street and Indemnitee in the conduct of the defense of such Proceeding, or (iii) Broad Street in fact will not have employed counsel to assume the defense of such Proceeding or will at any time have ceased to actively pursue the defense thereof. Broad Street will not be entitled to assume the defense of any Proceeding brought by or on behalf of Broad Street or as to which Indemnitee will have made the conclusion provided for in clause (ii) above; and

(c)     Broad Street will not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without its written consent, which will not be unreasonably withheld or delayed. Broad Street will be permitted to settle any Proceeding except that it will not settle any Proceeding in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent, which may be given or withheld in Indemnitee’s sole discretion.

7.	EXPENSES.

Promptly following a request by Indemnitee for the advancement of Expenses, Broad Street will advance, prior to the final disposition of any Proceeding, all Expenses incurred by Indemnitee in connection with such Proceeding (through the final disposition of any such Proceeding from which all rights of appeal have either been exhausted or have lapsed). Indemnitee will qualify for advances upon the execution and delivery to Broad Street of this Agreement, which will constitute an undertaking providing that Indemnitee undertakes to the fullest extent permitted by law to repay the advance (without interest) if and to the extent that Indemnitee is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that Indemnitee is not entitled to be indemnified by Broad Street. No other form of undertaking will be required other than the execution of this Agreement. Any advances and undertakings to repay under this Section will be unsecured and interest free. Prior to an ultimate determination by a court of competent jurisdiction in a final judgment, not subject to appeal, that Indemnitee is not entitled to be indemnified by Broad Street, Broad Street may not refuse to advance Expenses to Indemnitee under this Agreement on the grounds that Indemnitee has not satisfied any applicable standard of conduct or is not ultimately entitled to be indemnified, held harmless or exonerated under the other provisions of this Agreement. Advances will be made without regard to Indemnitee’s ability to repay. Such advances are intended to be an obligation of Broad Street to Indemnitee hereunder and will in no event be deemed to be a personal loan. Without limiting the generality or effect of the foregoing, within thirty days after any request by Indemnitee, Broad Street will, in accordance with such request (but without duplication), (a) pay such Expenses on behalf of Indemnitee, (b) advance to Indemnitee funds in an amount sufficient to pay such Expenses, or (c) reimburse Indemnitee for such Expenses.

8.	ENFORCEMENT.

Any right to indemnification or advances granted by this Agreement to Indemnitee will be enforceable by or on behalf of Indemnitee in any court of competent jurisdiction if (a) the claim for indemnification or advances is denied, in whole or in part, or (b) no disposition of such claim is made within ninety (90) days of request therefor. Indemnitee, in such enforcement action, if successful in whole or in part, also will be entitled to be paid the Expense of prosecuting Indemnitee’s claim. Neither the failure of Broad Street (including its Board of Directors or its stockholders) to have made a determination prior to the commencement of such enforcement action that indemnification of Indemnitee is proper in the circumstances, nor an actual determination by Broad Street (including its Board of Directors or its stockholders) that such indemnification is improper will be a defense to the action or create a presumption that Indemnitee is not entitled to indemnification under this Agreement or otherwise.

9.	INSURANCE.

(a)     Unless otherwise approved by the Board of Directors prior to a Change in Control, Broad Street will obtain and maintain during the term of this Agreement directors’ and officers’ liability insurance (“D&O Insurance”) with respect to which Indemnitee will be named as an insured. Notwithstanding any other provision of this Agreement, Broad Street will not be obligated to indemnify Indemnitee for Expenses that have been previously paid directly to Indemnitee by D&O Insurance; but payment made to Indemnitee under an insurance policy purchased and maintained by Indemnitee at Indemnitee’s own expense of any amounts otherwise indemnifiable or obligated to be made under this Agreement will not reduce Broad Street’s obligations to Indemnitee under this Agreement, except to the extent of the amounts actually recovered by the Indemnitee from the personal insurance policy that the Indemnitee does not otherwise repay or reimburse on the terms of such insurance policy. If Broad Street has D&O Insurance in effect at the time Broad Street receives from Indemnitee any notice of the commencement of a Proceeding, Broad Street will give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the policy. Broad Street will thereafter take all reasonably necessary action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policy.

(b)     In the event that (i) the D&O Insurance policy is renewed but the renewed policy does not provide for prior act’s coverage, (ii) Broad Street obtains a new D&O Insurance policy for any period following the termination of the prior D&O Insurance, and such new D&O Insurance policy does not provide for prior act’s coverage, or (iii) Broad Street does not renew the D&O Insurance policy or obtain a new D&O Insurance policy following the termination of a D&O Insurance policy, then unless otherwise determined by the Board of Directors, Broad Street will add to the D&O Insurance policy or the applicable successor D&O Insurance policy a run-off endorsement (the “Endorsement”) on the existing D&O Insurance policy (and in the case of (iii) above, do so prior to the termination of the existing D&O Insurance policy if necessary) or the applicable successor D&O Insurance policy subject to the same terms and conditions in all material respects. Unless otherwise approved by the Board of Directors prior to the date on which the Endorsement is obtained, the Endorsement will be non-cancelable and will provide for at least a six-year extended coverage period for any and all claims covered under the D&O Insurance policy. Broad Street will pay all premiums, commissions and other costs or charges incurred in obtaining the Endorsement.

(c)     In the event of a Change of Control (other than, at the discretion of a majority of the Board) or Broad Street’s becoming insolvent, Broad Street will maintain in force any and all insurance policies then maintained by Broad Street in providing insurance—directors’ and officers’ liability, fiduciary, employment practices or otherwise—in respect of the individual directors and officers of Broad Street and its affiliates, or will replace all such policies with insurance coverage substantially comparable in scope and amount as the expiring policies, in each case for a fixed period of six years thereafter.

10.	SUBROGATION.

In the event of payment under this Agreement, Broad Street will be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who will execute all documents required and will do all acts that may be reasonably necessary to secure such rights, including the execution of such documents necessary to enable Broad Street effectively to bring suit to enforce such rights.

Broad Street’s obligation to indemnify, hold harmless, exonerate or advance Expenses hereunder to Indemnitee who is or was serving at the request of Broad Street as a director, officer, trustee, partner, managing member, fiduciary, employee or agent of any other enterprise will be reduced by any amount Indemnitee has actually received as indemnification, hold harmless or exoneration payments or advancement of expenses from such enterprise. Notwithstanding any other provision of this Agreement to the contrary, (i) Indemnitee will have no obligation to reduce, offset, allocate, pursue or apportion any indemnification, hold harmless, exoneration, advancement, contribution or insurance coverage among multiple parties possessing such duties to Indemnitee prior to Broad Street’s satisfaction and performance of all its obligations under this Agreement, and (ii) Broad Street will perform fully its obligations under this Agreement without regard to whether Indemnitee holds, may pursue or has pursued any indemnification, advancement, hold harmless, exoneration, contribution or insurance coverage rights against any person or entity other than Broad Street.

11.	CONTRIBUTION.

To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to the Indemnitee, Broad Street, in lieu of indemnifying the Indemnitee, will contribute to Indemnitee’s Expenses in connection with any claim relating to any Proceeding, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such proceeding in order to reflect:

(a)     the relative benefits received by Broad Street and Indemnitee as a result of the events and transactions giving rise to such Proceeding; and

(b)     the relative fault of Indemnitee and Broad Street (and its other directors, officers, employees and agents) in connection with the circumstances, events or transactions that gave rise to the Proceeding.

12.	NON-EXCLUSIVITY AND SURVIVAL OF RIGHTS.

(a)     All agreements and obligations of Broad Street contained in this Agreement will continue during the period Indemnitee is a director, officer, employee or other agent of Broad Street (or is or was serving at the request of Broad Street as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and will continue thereafter so long as Indemnitee will be subject to any possible Proceeding. The benefits hereunder will inure to the benefit of the heirs, executors and administrators and assigns of Indemnitee. The rights conferred on Indemnitee by this Agreement will not be exclusive of any other right Indemnitee may have or hereafter acquire under any statute, provision of the Certificate or the Bylaws, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding office.

(b)     The obligations and duties of Broad Street to Indemnitee under this Agreement will be binding on Broad Street and its successors and assigns until terminated in accordance with its terms. Broad Street will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to Broad Street or to all or substantially all of the business or assets of Broad Street, expressly to assume and agree to perform this Agreement and to indemnify Indemnitee to the fullest extent permitted by law.

(c)     No amendment, alteration or repeal of this Agreement or of any provision hereof will limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by Indemnitee prior to such amendment, alteration or repeal. To the extent that a change in the Code, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Certificate, the Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee will enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy conferred in this Agreement is intended to be exclusive of any other right or remedy, and every other right and remedy will be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, by Indemnitee will not prevent the concurrent assertion or employment of any other right or remedy by Indemnitee.

13.	SEVERABILITY.

Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision is held to be invalid for any reason, such invalidity or unenforceability will not affect the validity or enforceability of the other provisions. Furthermore, if this Agreement is invalidated in its entirety on any ground, then Broad Street nevertheless will indemnify Indemnitee to the fullest extent provided by the Certificate, the Bylaws, the Code or any other applicable law.

14.	GOVERNING LAW.

This Agreement will be governed exclusively by and construed according to the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware.

15.	AMENDMENT, MODIFICATION, WAIVER AND TERMINATION.

No amendment, modification, termination or cancellation of this Agreement will be effective unless signed in writing by both parties hereto; provided, however, that Broad Street will have the right to amend, modify, terminate or replace this Agreement if Broad Street amends, modifies, terminates or replaces its form of Indemnification Agreement for directors, officers, employees and other agents of Broad Street; provided, further, that such amended or modified agreement or such new agreement does not diminish in any material respect the rights of Indemnitee hereunder. No waiver of any of the provisions of this Agreement will be deemed or will constitute a waiver of any other provision hereof (whether or not similar) nor will such waiver constitute a continuing waiver.

16.	ENTIRE AGREEMENT.

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, written and oral, between the parties with respect to the subject matter of this Agreement; provided, however, that this Agreement is a supplement to and in furtherance of the Certificate, the Bylaws, the Code and any other applicable law, and will not be deemed a substitute therefore, nor to diminish or abrogate any rights of Indemnitee thereunder.

17.	MONETARY DAMAGES INSUFFICIENT / SPECIFIC PERFORMANCE.

The parties agree that a monetary remedy for breach of this Agreement may be inadequate, impracticable, and difficult to prove and that such breach may cause Indemnitee irreparable harm. Indemnitee may therefore enforce this Agreement by seeking injunctive relief and specific performance, without any necessity of showing actual damage or irreparable harm (since actual and irreparable harm will result if Broad Street does not specifically perform its obligations under this Agreement). Seeking injunctive relief or specific performance does not preclude Indemnitee from seeking or obtaining any other relief to which Indemnitee may be entitled. Indemnitee is entitled to specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertakings in connection therewith. Broad Street acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by the applicable court, and Broad Street hereby waives any such requirement of a bond or undertaking.

18.	DETERMINATION OF GOOD FAITH/SAFE HARBOR.

For purposes of any determination of “good faith,” to the extent permitted under the Code, Indemnitee will be presumed to have acted in good faith if Indemnitee’s action is based on reliance on the records or books of account of Broad Street and its affiliates, including financial statements, or on information supplied to Indemnitee by the officers of Broad Street or its affiliates in the course of their duties, or on the advice of legal counsel for Broad Street or its affiliates or for the Board or counsel selected by any committee of the Board or on information or records given or reports made to Broad Street or its affiliates by an independent certified public accountant or by an appraiser, investment banker, compensation consultant, or other expert selected with reasonable care by Broad Street or its affiliates or by the Board or any committee of the Board. The provisions of this Section will not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct. Whether or not the foregoing provisions of this Section are satisfied, it will in any event be presumed that Indemnitee has at all times acted in good faith and in a manner he or she reasonably believed to be in ,or not opposed to, the best interests of Broad Street.

19.	INTERPRETATION OF AGREEMENT.

It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to Indemnitee to the fullest extent now or hereafter permitted by law.

20.	IDENTICAL COUNTERPARTS.

This Agreement may be executed in one or more counterparts, each of which will be deemed for all purposes to be an original but all of which together will constitute this Agreement.

21.	HEADINGS.

The headings of the Sections of this Agreement are inserted for convenience only and are not part of this Agreement or intended to affect the interpretation of this Agreement.

22.	NOTICES.

All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, if so delivered or mailed, as the case may be, to the following addresses:

If to the Indemnitee, to the address set forth in the records of Broad Street.

If to the Indemnitor, to:

Broad Street Realty, Inc.

7250 Woodmont Ave #350

Bethesda, Maryland 20814

Attention: Chief Executive Officer

with a copy (which shall not constitute notice) to:

Morrison & Foerster LLP

2000 Pennsylvania Avenue, N.W.

Suite 6000

Washington, D.C. 20006

Attention: David P. Slotkin

Phone: (202) 887-1554

Email: DSlotkin@mofo.com

or to such other address as may have been furnished to the Indemnitee by Broad Street or to Broad Street by the Indemnitee, as the case may be.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

BROAD STREET REALTY, INC.

By:____________________________

Name:

Title:

INDEMNITEE:

[NAME]

_____________________________

Signature Page to Indemnification Agreement

Exhibit A

Indemnitee	Date
Michael Z. Jacoby	December 27, 2019
Thomas M. Yockey	December 27, 2019
Vineet P. Bedi	December 27, 2019
Joseph C. Bencivenga	December 27, 2019
Jeffrey H. Foster	December 27, 2019
Daniel J.W. Neal	December 27, 2019
Samuel M. Spiritos	December 27, 2019
Alexander Topchy	December 27, 2019